Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: William Maina, ICR

E: ir@exelatech.com

W: investors.exelatech.com

T: 646-277-1236

Exela Technologies Reports Third Quarter 2017 Results

Third Quarter Revenue of $358.2 Million, up 12.2% Year-over-Year on a Pro Forma Basis

Third Quarter Further Adjusted EBITDA of $88.0 Million

Affirms 2017 Financial Outlook and Tightens the Revenue Range to $1,450 to $1,470 million and Further Adjusted EBITDA to $350 to $370 million

On-Track to Deliver Business Combination Savings

Announces Share Buyback Program of up to 5 Million Shares of Common Stock

Irving, TX— (November 9, 2017) — Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), one of the largest global providers of transaction processing solutions and enterprise information management, today announced financial results for the third quarter ended September 30, 2017.

“We are pleased with our third quarter results which include solid revenue and EBITDA growth and free cash flow generation. The integration of SourceHOV and Novitex is essentially complete, and we are on track to achieve our merger synergy targets. Our leading end-to-end solutions and deep domain expertise position us well to continue expanding with our current customers and grow our client base. In addition, our strong cash flow provides us with significant financial flexibility to continue to invest in organic and inorganic growth initiatives,” said Ronald Cogburn, Chief Executive Officer.

Financial information contained in this press release is presented Pro Forma for the previously announced business combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which closed on July 12, 2017. For more information, please refer to the reconciliation of reported to Pro Forma financial results contained in the Schedules of this release.

Third Quarter 2017 Pro Forma Financial Highlights

•                  Revenue: Total revenue for the quarter ended September 30, 2017 was $358.2 million, an increase of 12.2% from $319.1 million in the third quarter of 2016, and an increase of 2.3% from $350.0 million in the second quarter of 2017. Information & Transaction Processing Solutions revenue was $279.8 million in the third quarter of 2017. Healthcare Solutions revenue was $56.4 million. Legal and Loss Prevention Services revenue was $22.0 million.

•                  Further Adjusted EBITDA: Further Adjusted EBITDA for the quarter ended September 30, 2017 was $88.0 million, representing a Further Adjusted EBITDA margin of 24.6%, compared with Further Adjusted EBITDA of $80.0 million and 25.1% margin in the third quarter of 2016, and Further Adjusted EBITDA of $82.7 million and 23.6% margin in the second quarter of 2017.

•                  Net Loss: Net loss for the quarter ended September 30, 2017 was ($130.5) million compared with a net loss of ($16.7) million in the prior year’s third quarter and a net loss of $(27.9) million in the second quarter of 2017.

•                  Further Adjusted Free Cash Flow: Further Adjusted Free Cash Flow for the quarter ended September 30, 2017 was $80.3 million, representing 91.2% of Further Adjusted EBITDA.

•                  Balance Sheet and Liquidity: At September 30, 2017, Exela’s total liquidity was approximately $124 million and total debt was approximately $1.41 billion.  The Company had cash of $46.6 million, of which $19.2 million is segregated for customer use and a $100 million revolving credit facility, which was undrawn, but net of $22.8 million in stand-by letters of credit, giving the Company $77.2 million at September 30, 2017 available for borrowing.

Financial Outlook for fiscal 2017

•                  Total revenue is expected to be in the range of $1,450 million to $1,470 million.

•                  Further Adjusted EBITDA is expected to be in the range of $350 million to $370 million.

•                  Further Adjusted Free Cash Flow is expected to be in the range of $310 million to $320 million.

Share Buyback Program

On November 8, 2017, the Company’s Board of Directors authorized a share buyback program (the “Share Buyback Program”), pursuant to which the Company may, from time to time, purchase up to 5,000,000 shares of its common stock. Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or otherwise. The decision as to whether to purchase any shares and the timing of purchases, if any, will be based on the price of the Company’s common stock, general business and market conditions and other investment considerations and factors.  The Share Buyback Program does not obligate the Company to purchase any shares and expires in 24 months. The Share Buyback Program may be terminated or amended by the Company’s Board of Directors in its discretion at any time.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its third quarter 2017 financial results today at 5:00 p.m. ET.  To access this call, dial 800-860-2442 or +1-412-858-4600.  A replay of this conference call will be available through November 16, 2017 at 877-344-7529 or +1-412-317-0088 (international).  The replay passcode is 10113583.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.  Exela has also posted additional historical financial information regarding SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on a combined basis to its investor relations website, (http://investors.exelatech.com).

About Exela: Exela is one of the largest global providers of transaction processing solutions and enterprise information management. Exela integrates knowledge platforms and technology-enabled services, with proven processes and industry expertise to provide an end-to-end delivery model, turning data into outcomes. Exela’s solutions combine multi-industry and industry-specific enterprise information management platforms (deployed on premise or in the cloud) with decades of experience. Exela manages data and automates mission-critical business processes to aid in digital transformation. Exela has made substantial investments in its own IP and industry leading secure operating centers so that it can meet the evolving needs of its clients and the markets they serve. Exela utilizes a secure, cloud enabled global delivery model to serve over 3,500 clients, including more than 60% of the Fortune® 100, across more than 50 countries. Exela provides solutions and services with approximately 22,000 employees at nearly 1,200 onsite client facilities and through approximately 150 delivery centers strategically located throughout the Americas, Europe, and Asia.

About Non-GAAP Financial Measures: This earnings release presents non-GAAP financial measures including EBITDA, Adjusted EBITDA, Further Adjusted EBITDA, Free Cash Flow, and Further Adjusted Free Cash Flow, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP measures should not be considered in isolation of, or as an alternative to, GAAP financial measures. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules to this release. Optimization & restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the business combination completed on July 12th 2017. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation  Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”,  “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our  industry, future events, the estimated or anticipated future results and benefits of the recently consummated transaction between Exela Technologies, Inc., SourceHOV Holdings, Inc., and  Novitex Holdings, Inc. (including the related transactions, the “Business Combination”), future opportunities for the combined company, and other statements that are not historical  facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Exela operates and general financial, economic, regulatory and political conditions affecting the industries in which Exela operates; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay or difficulty in integrating the businesses of SourceHOV and Novitex or the inability to realize the expected amount and timing of cost savings and operating synergies of the Business Combination; and those factors discussed under the heading “Risk Factors” in Exela’s Proxy Statement dated June 26, 2017 (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this presentation.

Exela Technologies, Inc. and Subsidiaries

Schedule 1: Pro Forma Q3 2016 vs. Q3 2017 Financial Performance

(In millions of United States dollars)

($ in millions)	Pro Forma Q3 2016(1)	Pro Forma Q3 2017	% Change
Revenue
Solutions	$230.2	$279.8
Healthcare Solutions	60.7	56.4
Legal and Loss Prevention Services	28.3	22.0
Total Revenue	$319.1	$358.2	12.2%
Cost of Revenue (excluding D&A)	$229.7	$271.1
Gross Profit	$89.5	$87.1
Gross Margin	28.0%	24.3%
SG&A (excluding D&A)	$41.5	$106.5

Further Adjusted EBITDA(2)	$80.0	$88.0	10.0%
% Margin	25.1%	24.6%

(1)         Financial results for Pro Forma Q3 2016 do not include contribution from the TransCentra acquisition which closed on September 28, 2016.

(2)         For additional information refer to Further Adjusted EBITDA Reconciliations.

Exela Technologies, Inc. and Subsidiaries

Schedule 2: Pro Forma YTD Q3 2016 vs. YTD Q3 2017 Financial Performance

(In millions of United States dollars)

($ in millions)	Pro Forma YTD Q3 2016(1)	Pro Forma YTD Q3 2017	% Change
Revenue
Solutions	$712.2	$829.5
Healthcare Solutions	189.0	173.5
Legal and Loss Prevention Services	79.4	66.9
Total Revenue	$980.6	$1,070.0	9.1%
Cost of Revenue (excluding D&A)	$701.1	$790.0
Gross Profit	$279.5	$280.0
Gross Margin	28.5%	26.2%
SG&A (excluding D&A)	$133.4	$207.4

Further Adjusted EBITDA(2)	$265.9	$269.3	1.3%
% Margin	27.1%	25.2%

(1)         Financial results for Pro Forma YTD Q3 2016 do not include contribution from the TransCentra acquisition which closed on September 28, 2016.

(2)         For additional information refer to Further Adjusted EBITDA Reconciliations.

Exela Technologies, Inc. and Subsidiaries

Schedule 3: Further Adjusted EBITDA Reconciliation — Q3 2016

(In millions of United States dollars)

($ in millions)	As Reported Q3 2016(1)	Novitex Q3 2016	Pro Forma Q3 2016(1)
Net loss	$(11.8)	$(4.9)	$(16.7)
Taxes	(3.8)	(3.3)	(7.1)
Interest expense	27.4	12.2	39.6
Depreciation and amortization	18.8	10.3	29.1
EBITDA	$30.6	$14.2	$44.8
Loss on extinguishment of debt	—	—	—
Optimization and restructuring expenses	4.9	(0.2)	4.7
Transaction and integration costs	0.7	—	0.7
Non-cash charges	1.8	—	1.8
New contract setup	—	2.0	2.0
Oversight and management fee	1.7	0.4	2.1
Adjusted EBITDA	$39.8	$16.4	$56.3
Foreign exchange gains / losses	0.7	—	0.7
Combined merger adjustments			23.0
Further Adjusted EBITDA			$80.0

(1)         Financial results as reported for Q3 2016 and Pro Forma Q3 2016 do not include contribution from the TransCentra acquisition which closed on September 28, 2016.

Exela Technologies, Inc. and Subsidiaries

Schedule 4: Further Adjusted EBITDA Reconciliation — Q3 2017

(In millions of United States dollars)

($ in millions)	As Reported Q3 2017	Novitex (Jul 1 – Jul 12)(1)	Pro Forma Q3 2017
Net loss	$(110.4)	$(20.1)	$(130.5)
Taxes	(37.0)	0.0	(37.0)
Interest expense	37.7	0.6	38.3
Depreciation and amortization	28.1	1.2	29.2
EBITDA	$(81.7)	$(18.2)	$(100.0)
Loss on extinguishment of debt	35.5	17.5	53.0
Optimization and restructuring expenses	19.7	1.2	20.9
Transaction and integration costs	77.3	2.0	79.3
Non-cash charges	2.3	—	2.3
New contract setup	—	—	—
Oversight and management fee	(0.0)	0.1	0.0
Adjusted EBITDA	$53.0	$2.5	$55.5
Foreign exchange gains / losses	0.7	—	0.7
Combined merger adjustments			31.8
Further Adjusted EBITDA			$88.0

(1)         Represents financial performance of Novitex for a 12 day period prior to the transaction closing date of July 12, 2017.

Exela Technologies, Inc. and Subsidiaries

Schedule 5: Further Adjusted EBITDA Reconciliation — YTD Q3 2016

(In millions of United States dollars)

($ in millions)	As Reported YTD Q3 2016(1)	Novitex YTD Q3 2016	Pro Forma YTD Q3 2016(1)
Net loss	$(33.4)	$(13.9)	$(47.3)
Taxes	(10.0)	(8.3)	(18.2)
Interest expense	81.7	35.4	117.1
Depreciation and amortization	58.5	30.6	89.1
EBITDA	$96.8	$43.9	$140.6
Gain on extinguishment of debt	—	(2.3)	(2.3)
Optimization and restructuring expenses	14.4	11.5	25.9
Transaction and integration costs	1.9	(0.1)	1.8
Non-cash charges	6.9	0.1	7.0
New contract setup	—	4.4	4.4
Oversight and management fee	5.4	0.9	6.3
Adjusted EBITDA	$125.4	$58.4	$183.8
Foreign exchange gains / losses	0.3	—	0.3
Combined merger adjustments			81.9
Further Adjusted EBITDA			$265.9

(1)         Financial results as reported for YTD Q3 2016 and Pro Forma YTD Q3 2016 do not include contribution from the TransCentra acquisition which closed on September 28, 2016.

Exela Technologies, Inc. and Subsidiaries

Schedule 6: Further Adjusted EBITDA Reconciliation — YTD Q3 2017

(In millions of United States dollars)

($ in millions)	As Reported YTD Q3 2017	Novitex (Jan 1 – Jul 12)(1)	Pro Forma YTD Q3 2017
Net loss	$(145.6)	$(38.1)	$(183.8)
Taxes	(32.9)	(6.9)	(39.9)
Interest expense	91.7	24.9	116.7
Depreciation and amortization	70.8	20.6	91.4
EBITDA	$(16.0)	$0.5	$(15.5)
Loss on extinguishment of debt	35.5	17.5	53.0
Optimization and restructuring expenses	31.5	5.4	36.9
Transaction and integration costs	86.6	10.0	96.6
Non-cash charges	4.4	—	4.4
New contract setup	—	2.0	2.0
Oversight and management fee	4.1	1.0	5.1
Adjusted EBITDA	$146.1	$36.4	$182.5
Foreign exchange gains / losses	3.0	0.1	3.1
Combined merger adjustments			83.7
Further Adjusted EBITDA			$269.3

(1)         Represents financial performance of Novitex for a year-to-date period ending on the transaction closing date of July 12, 2017.